EXHIBIT 10.3
                               FIRST AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this "First Amendment") is made as of this 31st day of December, 2004, by and between OLD LINE BANK, a Maryland-chartered commercial bank (the "Bank" or "Employer") and JAMES W. CORNELSEN (the "Employee"). This First Amendment amends in certain respects that certain Executive Employment Agreement dated March 31, 2003, between the Bank and Employee (the "Original Agreement").

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

2.   Amendments. The Original Agreement is hereby amended as follows:

               a. Section 1.4 of the Original Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:

         "1.4 "Board" means the board of directors of the Bank or, to the extent applicable, the Board of directors of the parent of the Bank or, to the extent delegated by the Board, a committee of the Board of Directors of the Bank or a committee of the Board of Directors of the parent of the Bank."

               b. The following two sentences are hereby added to the end of
          Section 3.1 of the Original Agreement:

                  "As of December 18, 2003, the Board extended the Term for one additional year such that, as of such date, the Term was to expire as of March 30, 2009. As of December 16, 2004, the Board extended the Term for one additional year such that, as of such date, the Term was to expire as of March 30, 2010."

               c. Section 4.1(a) of the Original Agreement is hereby amended by deleting said section in its entirety and replacing said it with the following:

                  "(a) Base Salary. During the Term, the Employee will receive a base salary at the rate of $190,000 per annum, payable in substantially equal installments in accordance with the Bank's regular payroll practices ("Base Salary"). The Employee's Base Salary will be reviewed by the Board annually, and the Employee will be entitled to receive annually an increase in such amount, if any, as may be determined by the Board."

               d. Section 4.1(b)(i) and 4.1(b)(ii) of the Original Agreement is hereby amended by deleting said provisions in their entirety and replacing them with the following:

                           "(i) In addition to Employee's Base Salary under
                  Section 4.1(a), within ninety (90) days following the end of each fiscal year of the Employer's operations or earlier (e.g., in December of each year) as may be determined by the





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                  Board, the Employer may pay the Employee a bonus as determined each year by the Board.

                           "(ii) Provided that sufficient options are available
                  for grant under a stockholder approved stock option or equity incentive plan, on the 31st of December of each year, the Bank or the Company shall grant options to Employee to purchase not less than 3,750 shares of stock in the Bank or the Company or such greater amount as may be determined by the Board of Directors or an appropriate committee of the Board of Directors of the Bank or the Company. The exercise price for the options shall be no less than the fair market value of the Bank's or the Company's common stock on the date the options are granted, the options must be exercised within ten (10) years of the date of grant and the options shall be subject to such vesting terms as the Board of Directors or an appropriate committee of the Board of Directors of the Bank or the Company determines from time to time. Notwithstanding anything to the contrary contained in this Section 4.1(b)(ii), the options to be granted pursuant to this Section 4.1(b)(ii) will only be evidenced by, and will be subject to the terms and conditions of, a stock option agreement to be entered into between the Bank and Employee or the Company and Employee."

All of the provisions of the Original Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by this First Amendment.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment, under seal, as of the day and year first hereinabove written.

WITNESS/ATTEST:                     OLD LINE BANK.


/s/Christine M. Rush              By:      /s/ Charles A. Bongar, Jr.  (SEAL)
----------------------------         ----------------------------------
                                  Name: Charles A. Bongar, Jr.
                                  Title: Chairman of Compensation Committee

WITNESS:

/s/Christine M. Rush                       /s/ James W. Cornelsen     (SEAL)
----------------------------      ------------------------------------
                                  JAMES W. CORNELSEN





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